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                                                                    Exhibit 21.1

                          CREDENCE SYSTEMS CORPORATION
                          SUBSIDIARIES OF THE COMPANY

The following are wholly-owned or majority-owned subsidiaries of Credence Systems Corporation:

     Credence Systems KK, a Japanese company;

     Credence Systems International, Inc., a Barbados corporation;

     Integrated Measurement Systems, Inc., an Oregon corporation;

     IMS Europe AG, a Swiss corporation (a wholly owned subsidiary of Integrated Measurement Systems, Inc.);

     IMS UK Ltd., a private limited company in the United Kingdom (a wholly owned subsidiary of Integrated Measurement Systems, Inc.);

     IMS Japan KK, a Japanese company (a wholly owned subsidiary of Integrated Measurement Systems, Inc.);

     IMS (P), Inc., a Philippines corporation (an indirect subsidiary of Integrated Measurement Systems, Inc.);

     IMS (M), SDN Bhd, a Malaysian corporation (a wholly owned subsidiary of Integrated Measurement Systems, Inc.);

     IMS Deutschland GmbH, a German corporation (a wholly owned subsidiary of IMS Europe AG.);

     IMS France SARL, a French company (a wholly owned subsidiary of IMS Europe
     AG);

     Opmaxx, Inc. (a wholly owned subsidiary of Integrated Measurement Systems, Inc.);

     Credence International Limited, Inc., a Delaware corporation;

     Credence Systems Korea, a South Korea company (a wholly owned subsidiary of Credence International Limited, Inc.);

     Credence Systems Armenia L.L.C., an Armenian limited liability company;

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     Innotech-Credence Corporation, a Japanese company (a joint venture with
     Innotech Corporation, majority owned by the Company);

     Modulations Instruments, Inc., a Colorado corporation;

     NewMillennia Solutions, Inc., a Delaware corporation;

     NewMillennia Solutions LLC, a California limited liability company;

     Credence Europa Limited, a private limited company in the United Kingdom;

     Credence Systems (UK) Limited, a private limited company in the United Kingdom (a wholly owned subsidiary of Credence Europa Limited);

     Credence Systems Europe GmbH, a German corporation (a wholly owned subsidiary of Credence Europa Limited); and

     Dimensions Consulting, Inc., a California corporation.